UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007 (February 14, 2007)

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS

Executive Bonus Plan -- On February 14, 2007 the Board of Directors adopted the Executive Bonus Plan, effective as of January 1, 2007, subject to approval by the shareholders.  The Plan will continue indefinitely unless suspended or terminated by the Board.

The Plan establishes a maximum award ("formula bonus") of 0.75% of adjusted operating income (operating income as reported in our publicly filed financial statements increased by the amount of any in-process research and development charges reflected in such operating income) for the performance period (generally our fiscal year) and provides a further limitation that in no event shall the amount awarded to any participant in respect of a fiscal year exceed $12 million.  The Plan grants the Compensation Committee discretion to reduce the formula bonus percentage of operating income to below 0.75% for one or more participants for any performance period, and to reduce any participant's actual bonus to below the formula bonus (or to pay no bonus).  The Compensation Committee intends to exercise such discretion by establishing at its regularly scheduled meeting in February of each performance year additional performance criteria that will further limit a participant's actual bonus.  Bonuses will be paid promptly after the end of the performance period based on actual performance results as certified by the Compensation Committee.

Bonus awards under the Plan may be paid in cash, unrestricted or restricted Common Stock issued under our 2006 Long-Term Incentive Plan or any subsequent shareholder-approved plan, or a combination of cash and shares.  The Compensation Committee may also provide for deferral of a bonus payment under any nonqualified deferred compensation program.

The persons eligible to be participants under the Plan commencing in 2007 will be the Chief Executive Officer and other executive officers whose compensation may be subject to the limitations of Section 162(m) of the Internal Revenue Code.

The Plan will be administered by the Compensation Committee, which will have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select participants, to determine the amount of an award (subject to the Plan limitations), and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan.  The Compensation Committee's interpretation of the Plan, and all actions taken within the scope of its authority, will be final and binding.  No member of the Compensation Committee will be eligible to participate in the Plan.

The Board of Directors may at any time suspend or terminate the Plan and may amend the Plan from time to time as it deems advisable, subject to any requirement for shareholder approval under applicable law, including Section 162(m).  No amendment that adversely affects the participant's rights to, or interest in, an award granted prior to the date of the amendment shall be effective without the participant's consent.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Executive Bonus Plan

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    STRYKER CORPORATION

                                                                                    (Registrant)

February 21, 2007                                                       /s/  DEAN H. BERGY

Date                                                                             Dean H. Bergy

                                                                                    Vice President and

                                                                                    Chief Financial Officer

                                                                                    (Principal Financial Officer)

EXHIBIT INDEX

10.1	Executive Bonus Plan